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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF MORRIS, MANNING & MARTIN APPEARS HERE]



                               ___________, 1998


The Stockholders of College Television Network, Inc. as of July 17, 1998

Ladies and Gentlemen:

     We have served as counsel to College Television Network, Inc., a Delaware corporation (the "Company"), in connection with (i) the distribution to the holders of record (each, a "Holder") as of July 17, 1998 of its common stock, $.005 par value per share (the "Common Stock"), certain nontransferable rights (each, a "Right"), with each such Right entitling the Holder thereof to exercise a Basic Subscription Privilege and an Oversubscription Privilege (as such terms are defined in the Registration Statement, defined below); (ii) the execution by the Company of a Standby Stock Purchase Agreement (the "Standby Agreement") with U-C Holdings, L.L.C., the Company's principal stockholder ("U-C Holdings"); and
(iii) the issuance of a Class C Warrant No. C-2 to U-C Holdings to purchase 152,100 shares of Common Stock as a commitment fee for entering into the Standby Agreement (the "Warrant").

     Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Registration Statement.

     In the foregoing capacities, we have examined manually-signed copies of the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on July 2, 1998 (which Registration Statement, as amended by Amendment No. 1 thereto filed on _______ , 1998, and Amendment No. 2 thereto filed on _______, 1998, and as declared effective by the Securities and Exchange Commission on ______, 1998, is referred to herein as the "Registration Statement"), and copies of the Prospectus dated __________, 1998. We have also examined the Standby Agreement, the Warrant, the Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), and the Amended and Restated Bylaws of the Company, as amended (the "Bylaws"), a form of the Subscription Certificate evidencing the Rights and related subscription documents (collectively, the "Subscription Documents") and the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificate of officers of the Company and certificates of public officials as we have deemed appropriate for the purposes of providing this Opinion.
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June 29, 1998
Page 2

     In our examination, we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the statements expressed below that we did not independently establish or verify, we have relied upon certificates or written representations of responsible officers or other appropriate representatives of the Company, and we have no reason to believe that such reliance is not reasonable.

     Whenever used in any statement set forth in this opinion, "to our knowledge" and other words of similar meaning qualify and limit such statement to the current awareness of the lawyers in our firm who have had responsibility for devoting substantive attention to the representation of the Company in the preparation of the Registration Statement and any due diligence in connection therewith, or any other substantive matters we are handling for the Company, of factual matters that are relevant to the statement so qualified and limited.

     In furnishing this letter, we do not render any opinion, by implication or otherwise, regarding the laws of jurisdictions other than the State of Georgia, the Delaware Business Corporation Code and the United States of America.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

     (i) the Registration Statement is effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued and, to the best of our knowledge, no proceedings for that purpose are pending or threatened by the Commission;

     (ii) the original Registration Statement and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, other than the financial statements and other financial information contained therein) comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder;

     (iii) the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; the Rights, the Common Stock issuable upon exercise of the Rights (the
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June 29, 1998
Page 3

     "Rights Shares"), the Common Stock issuable upon exercise of the Warrant (the "Warrant Shares"), and the Common Stock issuable pursuant to the Standby Agreement (the "Standby Shares") have been duly authorized by all necessary corporate action of the Company and, when such Common Stock is issued and delivered to and paid for by the Holders in accordance with the Subscription Documents and issued to and paid for by U-C Holdings in accordance with the Standby Agreement or the Warrant, as the case may be, will be validly issued, fully paid and nonassessable; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights that have not been waived to subscribe for any of the Rights Shares, the Standby Shares and the Warrant Shares (collectively, the "Offering Shares"); and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the offering contemplated by the Registration Statement;

     (iv) all of the Offering Shares have been duly authorized and accepted for quotation on The Nasdaq SmallCap Market, subject to official notice of issuance;

     (v) the Company has been duly organized and is a validly existing corporation in good standing under the laws of the State of Delaware; the Company has full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into the Standby Agreement and the Warrant and to carry out all the terms and provisions thereof to be carried out by it;

     (vi) the statements set forth under the heading "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions;

     (vii) to the best of our knowledge, the Company is not in violation of its Certificate of Incorporation or Bylaws and no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement;

     (viii) the execution and delivery of the Standby Agreement and the Warrant have been duly authorized by all necessary corporate action of the Company and the Standby Agreement and the Warrant have been duly executed and delivered by the Company;
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June 29, 1998
Page 4

     (ix) the compliance by the Company with the provisions of the Standby Agreement and the Warrant, the consummation of the transactions contemplated in the Standby Agreement, the Warrant and in the Registration Statement (including the sale of the Offering Shares) do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America and other U.S. jurisdictions in connection with the offer and sale of the Offering Shares, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to us, to which the Company is a party or by which the Company or any of its properties are bound, or the Certificate of Incorporation or Bylaws of the Company, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to us and applicable to the Company, except as the provisions of the Certificate of Incorporation and Bylaws respecting indemnification for securities laws violations may be deemed to conflict with or violate applicable securities laws;

     (x) to the best of our knowledge, there are no legal or governmental proceedings or investigations pending or threatened to which the Company is a party or to which the property of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described therein or filed as required;

     This opinion has been furnished only to the Holders and is intended solely for its benefit, and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent. We do consent, however, to the inclusion of this opinion in sets of closing documents and to references to this opinion in any index of such closing documents.

                                 MORRIS, MANNING & MARTIN
                                 a Limited Liability Partnership



                                 By: _____________________________
                                     A Partner